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                                                                    EXHIBIT 32.2

               WRITTEN STATEMENT OF ACTING CHIEF FINANCIAL OFFICER
           PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

     In connection with the Annual Report of Cytyc Corporation (the "Company") on Form 10-K for the year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Leslie Teso-Lichtman, Acting Chief Financial Officer of the Company, certify that, to my knowledge on the date hereof:

     (1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

     (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  January 30, 2004                       /s/ Leslie Teso-Lichtman
                                              ------------------------
                                              Leslie Teso-Lichtman
                                              Vice President, Controller
                                              and Acting Chief Financial Officer
                                              and Treasurer


     A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

     The foregoing certification is being furnished to the Securities and Exchange Commission as our exhibit to the Form 10-K and shall not be deemed to be considered filed as part of the Form 10-K.